Exhibit 99.2

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of 1st Colonial Bancorp, Inc. (the “Company”) as Annex B to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Mid Penn Bancorp, Inc. contained in the Registration Statement on Form S-4 (including Amendment No. 1), as filed with the Securities and Exchange Commission by Mid Penn Bancorp, Inc., and to the references to our firm and such opinion in such Proxy Statement/Prospectus and the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

STEPHENS INC.

By:	/s/ Frank Sorrentino IV
Title:	Frank Sorrentino IV
Date:	December 17, 2025